Exhibit 10.21

English translation

To:

The Board of Directors of Ximalaya Inc.:

Xizhang (Shanghai) Internet Technology Co., Ltd. (“the Foreign-funded Enterprise”)

Shenzhen Tianbo Internet Media Limited (“Tianbo”)

Spouse Consent Letter

I,                      (passport No.:                     ) is the legal spouse of                      (a Citizen of                     with the ID No. of                     ). I hereby confirm on                      that I have been informed of and unconditionally and irrevocably agree to my spouse’s execution of the following documents and agree to my spouse’s disposal of his equity in Tianbo and any rights and interests attached thereto in accordance with the Controlling Agreements:

1.	The Exclusive Business Cooperation Agreement signed by and between the Foreign-funded Enterprise and Tianbo on ;

2.	The Exclusive Call Option Agreement signed by and between , the Foreign-funded Enterprise, Tianbo and other relevant parties on ;

3.	The Equity Pledge Agreement signed by and between , the Foreign-funded Enterprise, Tianbo and other relevant parties on ;

4.	The Power of Attorney issued by to the Foreign-funded Enterprise on ;

5.	The Letter of Confirmation and Commitment signed by on ; and

6.

The amendments, revisions and/or supplementary agreements signed afterwards by the relevant parties in connection with the documents set out in Items 1-5 above (the documents set out in Items 1-5 above are collectively referred to as the “Controlling Agreements” hereunder).

I confirm and agree that the equity in Tianbo held by my spouse currently and in the future and any rights and interest attached thereto are the personal property of my spouse and do not constitute the joint property of our couple, and that my spouse has the right to independently dispose of such equity and any rights and interest attached thereto. I hereby unconditionally and irrevocably waive any rights or interests that may be granted to me by any applicable law on such equity and the corresponding assets, and undertake that I shall not make any claim concerning such equity and the corresponding assets, including claiming that such equity and the corresponding assets constitute the joint property of our couple, and claiming to participate in the direct or indirect management of the daily operations and voting matters of Tianbo or in any way influence my spouse’s decisions regarding such equity and any rights and interest attached thereto based on such claims. I further acknowledge that my spouse has the right to independently enjoy and perform the rights and obligations under the Controlling Agreements, and does not need my further authorization or consent to perform, further amend or terminate the Controlling Agreements or sign any other documents in lieu of the Controlling Agreements.

I undertake that I will execute all the necessary documents and take all the necessary actions to ensure the proper performance of the Controlling Agreements (as amended from time to time).

I agree and undertake that I will not at any time do anything in conflict with the arrangements under the Controlling Agreements or this Letter of Consent. If I acquire any equity of Tianbo and any rights and interests attached thereto for any reason, I shall be bound by the Controlling Agreements (as amended from time to time), and comply with the obligations under the Controlling Agreements (as amended from time to time) as a shareholder of Tianbo, and for this purpose, once requested by the Foreign-funded Enterprise, I shall execute the written documents in substantially the same form and content as the Controlling Agreements (as amended from time to time).

I further acknowledge, undertake and warrant that in any event, including but not limited to my divorce with my spouse, my spouse shall the right to independently dispose of the equity in Tianbo he holds and the corresponding assets, and I shall not take any action which may affect or prevent the performance of the obligations of my spouse under the Controlling Agreements, including but not limited to making any claim for the equity of Tianbo and any rights acquired under contractual control arrangements.

Any dispute arising out of or in connection with this Letter shall be submitted to Shanghai International Economic and Trade Arbitration Commission for arbitration, and the place of hearing shall be Shanghai. The arbitration tribunal shall consist of three arbitrators appointed in accordance with the Arbitration Rules. The claimant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by Shanghai International Economic and Trade Arbitration Commission. The arbitration shall be conducted in a confidential manner and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties. Where appropriate, the arbitration tribunal or arbitrators may determine remedies in respect of the equity of Tianbo in accordance with the applicable Chinese laws, including restrictions on the conduct of business, restrictions or prohibitions on the transfer or sale of equity or assets or the filing of winding-up of the relevant parties. In addition, during the formation of the arbitration tribunal, I and any stakeholder shall have the right to apply to any court of jurisdiction (including the courts of China, Hong Kong and the Cayman Islands) for the grant of interim relief. This Letter of Consent shall remain in force and effect during the arbitration, except for the dispute between myself and any stakeholder subject to the arbitration.

(No text below)

(Signature page of Letter of Consent)

Signature:

Name:

                     and Xizhang(Shanghai) Internet Technology Co., Ltd. hereby agree to and accept this Letter of Consent:

Signature:

Name:

Xizhang(Shanghai) Internet Technology Co., Ltd. (Seal)

Signature:

Shenzhen Tianbo Internet Media Limited hereby agrees to and accepts this Letter of Consent:

Shenzhen Tianbo Internet Media Limited (Seal)

Signature:

Schedule A

The following schedule sets forth other major similar agreements the registrant entered into with its consolidated variable interest entities. Other than the information set forth below, there is no material difference between such other agreements and this exhibit.

VIE	Executing Parties	Execution Date
Shenzhen Tianbo Internet Media Limited	Spouse of Jianjun Yu	November 29, 2018
Shenzhen Tianbo Internet Media Limited	Spouse of Yuxin Chen	November 29, 2018